Joint Filer Information

Title of Security:	Common Stock

Issuer & Ticker Symbol:	NuPathe Inc. (“PATH”)

Designated Filer:	BVP GP, LLC

Other Joint Filers:	Battelle Ventures, L.P. Innovation Valley Partners, L.P. IVP GP, LLC

Addresses:	The address of each filer is: 103 Carnegie Center Suite 100 Princeton, NJ 08540

Signatures:

Dated:	August 5, 2010

Battelle Ventures, L.P.

By:	BVP GP, LLC, as General Partner

	By:	/s/ Tracy S. Warren
Tracy S. Warren
Member

BVP GP, LLC

By:		/s/ Tracy S. Warren
Tracy S. Warren
Member

Innovation Valley Partners, L.P.

By:	IVP GP, LLC, as General Partner

	By:	/s/ Tracy S. Warren
Tracy S. Warren
Member

IVP GP, LLC

By:		/s/ Tracy S. Warren
Tracy S. Warren
Member